UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 26, 2010

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

99 George Street, Third Floor

Toronto, Ontario, Canada  M5A 2N4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 441-0690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In September 2010, the Board of Directors of US Gold Corporation (“US Gold”) authorized management to pursue the transfer of the listing for US Gold’s common stock from NYSE Amex to the New York Stock Exchange (“NYSE”).  US Gold has completed the NYSE application process and has been authorized to transfer the listing of its common stock to NYSE.  US Gold anticipates that its common stock will begin trading on NYSE under its current ticker symbol “UXG”, and cease trading on NYSE Amex, on or about November 2, 2010, and that withdrawal of US Gold’s listing on NYSE Amex will be completed on or about November 15, 2010.

Item 8.01               Other Events.

On October 26, 2010, US Gold issued a press release announcing transfer of the listing of its common stock from NYSE Amex to NYSE.   A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

99.1         Press Release dated October 26, 2010.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: October 26, 2010	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer